As filed with the Securities and Exchange Commission on August 8, 1995
                 Registration Statement No.  33-

                     SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549-1004
                                 Form S-8
                           REGISTRATION STATEMENT
                                 under
                        THE SECURITIES ACT OF 1933
                            MOBIL CORPORATION
                          A Delaware Corporation
                               13-2850309
                           (IRS Employer No.)
              3225 Gallows Road, Fairfax, Virginia 22037-0001
        1995 MOBIL INCENTIVE COMPENSATION AND STOCK OWNERSHIP PLAN*
          1991 MOBIL INCENTIVE COMPENSATION AND STOCK OPTION PLAN*
          1986 MOBIL INCENTIVE COMPENSATION AND STOCK OPTION PLAN* 1981 MOBIL INCENTIVE COMPENSATION AND STOCK OPTION PLAN*
                  1976 MOBIL INCENTIVE COMPENSATION PLAN*

                           Agent for Service
                    Caroline M. Devine, Secretary
                           Mobil Corporation
          3225 Gallows Road, Fairfax, Virginia  22037-0001
                             (703) 846-3000

*NOTE: Pursuant to Rule 429, the prospectus included in this Registration Statement contains all of the information which would currently be required in a prospectus relating to the securities covered by Registration Statements Nos. 33-48887, 33-76693, and 2-76693 pertaining to Issuer's 1991, 1986 and
1981 Mobil Incentive Compensation and Stock Option Plans, and Registration Statement No. 2-45268 pertaining to Issuer's 1976 Mobil Incentive Compensation Plan.

                      CALCULATION OF REGISTRATION FEE
____________________________________________________________________________

Title of          Amount of    Proposed      Proposed      Amount of
securities to     registered   maximum       maximum       registration
be registered                  offering      aggregate     fee
                               price per     offering
                               share         price

Common Stock,     10,000,000   $96.625    $966,250,000     $333,189.66
par value $2.00   shares**
per share of
Mobil
Corporation
"Common Stock")
and related
Preferred Share
Purchase Rights
(the "Rights")
___________________________________________________________________________
**NOTE:    The number of shares of Common Stock represents the approximate maximum number of additional shares, taken together with shares previously registered under the Registration Statements referred to above, for which options may be granted under the 1995 Mobil Incentive Compensation and Stock Ownership Plan, more fully described herein. It is anticipated that options will not be granted for all such shares and that the shares for which options are not granted will be available for issuance pursuant to the Incentive Awards provisions of such Plan. The estimated aggregate offering price of $96.625 per share is the average of the high and low selling prices on the New York Stock Exchange Composite Tape on August 3, 1995. The Rights are attached to and trade with the Common Stock.
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                           CROSS REFERENCE SHEET
                                    for
             Registration Statement on Form S-8 and Prospectus


Item Required in Prospectus and Caption          Heading in Prospectus

Item 1.   Plan Information

General Plan Information                  Introduction; Purpose;
                                          Administration of the
                                          Plan; Employee Retirement
                                          Income Security Act of
                                          1974

Securities to be Offered                         Front Cover; Stock Option
                                                 Awards; Long-Term
                                                 Incentive Program

Employees Who May Participate                    Eligibility; Purpose
in the Plan

Purchase of Securities Pursuant to               Stock Option Awards;
the Plan and Payment for Securities              Incentive Awards
Offered

Resale Restrictions                              Front Cover

Tax Effects of Plan Participation                Taxes

Investment of Funds                              Not Applicable

Withdrawal from Plan; Assignment of              Terms and Conditions of
Interest                                         Options

Forfeitures and Penalties                        Incentive Awards;
                                                 Forfeiture of Options

Charges and Deductions and Liens                 Not Applicable
Therefor

Item 2.    Registrant Information                Incorporation of Certain
and Employee Plan Annual Information             Documents by Reference
                                                 (Inside Front Cover)

PROSPECTUS

MOBIL CORPORATION

1995 MOBIL INCENTIVE COMPENSATION AND STOCK OWNERSHIP PLAN

MOBIL COMMON STOCK, $2.00 PAR VALUE - 10,000,000 SHARES

     The 10,000,000 shares of Mobil Corporation common stock, $2 par value, covered by this Prospectus have been offered, or may be offered from time to time, by the Corporation to certain key employees of the Corporation and its subsidiaries pursuant to the terms of its 1995 Mobil Incentive Compensation and Stock Ownership Plan, 1991 Mobil Incentive Compensation and Stock Option Plan, 1986 Mobil Incentive Compensation and Stock Option Plan, 1981 Mobil Incentive Compensation and Stock Option Plan and
1976 Mobil Incentive Compensation Plan.

     Persons who may be deemed to be affiliates of Mobil Corporation may resell shares of common stock acquired under the Plan pursuant to the registration provisions of the Securities Act of 1933, as amended, Rule 144 promulgated thereunder, or any applicable exemption.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representation must not be relied upon.

The date of this Prospectus is August 8, 1995.

Available Information

     Mobil Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be examined and copied at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549-0001 and at the SEC regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048; and 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies can also be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Place, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, copies of such material and other information about Mobil Corporation are available for inspection at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Reports to Security Holders

     During March of each year a copy of Mobil Corporation's Annual Report to Shareholders for the preceding calendar year containing its consolidated financial statements will be delivered to each participating employee. The financial statements will be examined and reported upon, with an opinion expressed by independent public accountants.

Incorporation of Certain Documents by Reference

     The following documents have been filed by Mobil Corporation with the SEC (File No. 1-7555) and are incorporated herein by reference:

     Mobil Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.

     Mobil Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1995.

     Mobil Corporation's Current Reports on Form 8-K dated January 5, January 20, March 20, April 24, May 1, June 1, July 6, and July 24, 1995.

     All documents subsequently filed by Mobil Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the prospectus and to be a part thereof from the date of filing of such documents.

     Copies of the foregoing documents and any documents that may be made part of this Prospectus for purposes of updating the description of the Plan are available without charge upon written or oral request from the Secretary of Mobil Corporation, 3225 Gallows Road, Fairfax, Virginia 22037.
Telephone:  (703) 846-3000.

                                 CONTENTS

1995 Mobil Incentive Compensation and Stock Ownership Plan

Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . .Page 4
Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Page 4
Administration of the Plan. . . . . . . . . . . . . . . . . . . .Page 5
Eligibility     . . . . . . . . . . . . . . . . . . . . . . . . .Page 7
Incentive Awards . . . . . . . . . . . . . . . . . . . .. . . . .Page 7
Short-Term Incentive Program . . . . . . . . . . . . . . . . . . Page 7
Long-Term Incentive Program . . . . . . . . . . . . . . . . . . .Page 8
Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .Page 9
Stock Option Awards . . . . . . . . . . . . . . . . . . . . . . .Page 9
Terms and Conditions of Options . . . . . . . . . . . . . . . . .Page 10
Types of Stock Options  . . . . . . . . . . . . . . . . . . . . .Page 10
Exercise of Options  . . . . . . . . . . . . . . . . . . . . . . Page 10
Forfeiture of Options . . . . . . . . . . . . . . . . . . . . . .Page 11
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Page 11
Incentive Awards . . . . . . . . . . . . . . . . . . . . . . . . Page 11
Stock Option Awards . . . . . . . . . . . . . . . . . . .. . . . Page 11
Restricted Stock Awards  . . . . . . . . . . . . . . . . . . . . Page 12
Benefit Plans  . . . . . . . . . . . . . . . . . . . . .  . . . .Page 12
Amendment, Suspension, or Termination of the Plan . . . . . . . .Page 12
Changes in Capital Structure . . . . . . . . . . . . . . . . . . Page 12
Effective Date and Term of the Plan . . . . . . . . . . . . . . .Page 13
Employee Retirement Income Security Act of 1974  . . . . . . . . Page 13
Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . Page 13

1995 MOBIL INCENTIVE COMPENSATION AND STOCK OWNERSHIP PLAN*

Introduction

     With the approval of its shareholders, Mobil Oil Corporation ("Mobil Oil") adopted its first Stock Option Plan in 1960 and its first Incentive Compensation Plan in 1966. Each of these plans has been resubmitted to the shareholders for approval at intervals of no longer than five years. Since 1981, the two programs have been combined into one definitive plan.

    As of June 18, 1976, pursuant to a plan of reorganization and merger, Mobil Oil, a New York corporation, became a wholly owned subsidiary of Mobil Corporation, a Delaware corporation organized in 1976 (the "Corporation").

     Upon consummation of the plan of reorganization and merger, each outstanding share of common stock of Mobil Oil was converted into a share of common stock of the Corporation. At such time, the Corporation assumed and continued the plans with such nonsubstantive changes as were required to render them applicable to the Corporation.

     On May 11, 1995, the shareholders of the Corporation approved the 1995 Mobil Incentive Compensation and Stock Ownership Plan (the Plan ) at the Annual Meeting of shareholders. The rights or obligations existing under the prior plans continue in effect, but no further stock options or incentive awards may be granted thereunder.

Purpose

     The purpose of the Plan is to promote the creation of shareholder value by encouraging, recognizing and rewarding sustained outstanding corporate, division, business unit and individual performance by key employees of the Corporation and affiliated corporations who are largely responsible for the management, growth and protection of the business. The Plan in addition provides part of a competitive total compensation package to attract and retain key employees.

     The components of the Plan include the Short-Term Incentive Program, the Long-Term Incentive Program and the Stock Ownership Program. The purpose of the Short-Term Incentive Program is to base a portion of key employees' total annual compensation on the performance of the Corporation compared to the performance of other selected companies with the intention that the key employees will receive total compensation that is above the average for comparable positions paid by such other companies when the Corporation's comparative performance is above average; total compensation that is equal to the average for comparable positions paid by these companies when the Corporation's comparative performance is average; and total compensation that is below the average for comparable positions when the Corporation's comparative performance is below average. The Long-Term Incentive Program provides rewards, based on the performance of the Corporation over a long term, to those key employees who have the potential to contribute significantly to the long-term growth and success of the Corporation. These awards are denominated in hypothetical stock or in the form of restricted shares of the Corporation's common stock, which serves to align the interests

     * This is a summary, not a complete statement of the plan. Reference is made to said Plan (filed as an exhibit to the Registration Statement on Form S-8 filed with the SEC on August 8, 1995), and this summary is subject thereto and qualified by such reference.

of these key employees with the interests of the shareholders. The purpose of the Stock Ownership Program is to provide long-term incentives, designed to encourage stock ownership by key employees, thereby directly aligning their financial interests with those of the shareholders. Under the Program, key employees receive options to purchase the Corporation's common stock, which provide them an opportunity to increase their ownership of stock, and the Committee that administers the Plan is expected to develop stock ownership guidelines, based on the cumulative number of options an employee has received, to encourage key employees to take advantage of the Program to acquire and hold stock.

Administration of the Plan

     The Management Compensation and Organization Committee (the Committee ) of the Board of Directors of the Corporation (the Board ) administers the Plan. The Committee is comprised of not less than four members of the Board who are not officers or employees of the Corporation or of affiliated corporations, and who have not been eligible to receive awards under this Plan or the prior plans at any time within the 12-month period immediately prior to membership on the Committee. For purposes of these eligibility requirements, officer includes any former officer and employee includes a former employee who receives compensation from the Corporation or an affiliated corporation (other than tax-qualified pension benefits). Effective from the date of the 1996 meeting of shareholders of the Corporation, or such later date as may be permitted pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), members of the Committee must also be outside directors as defined under Section 162(m) of the Code.

     The Board may designate alternate members of the Committee from eligible Board members to act in the place and stead of any absent member of the Committee. The present members of the Committee are as follows:

     Name                          Address

Helene L. Kaplan              Of Counsel
                              Skadden, Arps, Slate, Meagher & Flom
                              919 Third Avenue
                              New York, NY 10022

Allen F. Jacobson             Chairman of the Board (Retired)
                              Minnesota Mining & Manufacturing Company
                              3050 Minnesota World Trade Center
                              30 East Seventh Street
                              St. Paul, MN 55101

Samuel C. Johnson             Chairman of the Board
                              S. C. Johnson & Son, Inc.
                              1525 Howe Street
                              Racine, WI 53403

J. Richard Munro              Chairman of the Executive Committee
                              Time Warner Inc.
                              1271 Avenue of the Americas
                              New York, NY 10020

Charles S. Sanford, Jr.       Chairman and Chief Executive Officer
                              Bankers Trust Company
                              280 Park Avenue
                              New York, NY 10017

Robert G. Schwartz            Chairman of the Board (Retired)
                              Metropolitan Life Insurance Company
                              Area 11-E
                              One Madison Avenue
                              New York, NY 10010


     The Committee has full and final authority to operate, manage, and administer the Plan on behalf of the Corporation. In particular, the Committee has, subject to applicable limitations in the Plan, absolute discretion to determine or approve the amounts of all short-term or long-term incentive awards, all performance measures used in determining such awards (except the performance measure described below applicable to named executive officers, as defined below), all deferrals of any incentive award and the rules applicable to such deferrals, all stock option awards and all awards of restricted stock.

     In addition, as to each option to buy stock of the Corporation, the Committee has, subject to applicable limitations in the Plan, full and final authority in its discretion: (a) to determine whether the same shall be an option qualified for favorable tax treatment under the Code or a non-qualified option, (b) to determine the number of shares of stock subject to each option,
(c) to determine the time or times at which options will be granted, (d) to determine the option price of the shares of stock subject to each option, which price shall not be less than the minimum price specified in the Plan, and (e) to determine the time or times when each option shall become exercisable and the duration of the exercise period, which shall not exceed the maximum period specified in the Plan. As to each award of restricted stock of the Corporation, the Committee has absolute discretion to determine the restrictions on transfer or other rights applicable to such stock and the circumstances under which, or times at which, such restrictions shall lapse.

   Additional information about the Plan and its administrators can be obtained by writing or calling:
          Mobil Corporation
          3225 Gallows Road
          Fairfax, Virginia 22037
          Attn: Vice President-Administration
          (703) 846-3000

Eligibility

    Awards will be granted only to employees, groups of employees, or classes of employees selected or determined by (or pursuant to delegation of authority from) the Committee in its sole discretion. Neither the members of the Committee nor any member of the Board who is not an employee shall be eligible to receive an award. Officers of the Corporation, directors who are employees, and other employees to whom the Committee delegates authority with respect to Plan awards are eligible only for awards granted directly by the Committee.

   In selecting individual employees to whom awards shall be granted, as well as in determining the amount of each award, number of shares of stock, conditions, type, terms, and provisions of each grant, the Committee (or as authorized, its representative) shall weigh such factors as are relevant to accomplish the purpose of the Plan. No employee who directly or indirectly owns stock having more than 5% of the combined voting power of all outstanding stock shall be eligible to receive a stock option award under the Plan. No named executive officer, as defined below, will receive any award under the Plan that would cause the limits applicable to such persons set out below to be exceeded.

Incentive Awards

  Incentive awards under the Plan are currently made pursuant to two programs: an annual short-term incentive program and a long-term incentive program. Awards may be paid currently or deferred, in whole or in part, as determined by the Committee. Deferred awards shall be represented by stock equivalents, receiving dividend equivalents in amounts equal to dividends payable on an equivalent number of shares Mobil common stock.

     Short-Term Incentive Program

  The Committee may make annual short-term incentive awards in the form of cash, stock or any combination thereof. To permit the Corporation to qualify for a Federal tax deduction for such awards to each person who is a named executive officer covered by Section 162(m) of the Code (i.e., the Chief Executive
Officer and the other four most highly compensated executive officers), the Plan provides that the maximum annual short-term incentive award to the Chief Executive Officer is 0.1%, and the maximum such award to each of the other named executive officers is 0.0375%, of the Corporation's net income, adjusted to exclude the effects of extraordinary items, gains or losses on the disposition of discontinued operations of a segment of the business, the cumulative effect of changes in accounting principles and special items. Special items are charges or credits in excess or $10 million for certain types of events or circumstances specified in the Plan that are included in the Corporation's net income. The Committee has discretion to reduce these maximum awards and intends to administer the Short-Term Incentive Program for named executive officers under guidelines similar to those that it may establish from time to time that apply to other senior executives.

  Under current Committee guidelines, which are subject to change, the Committee may make annual short-term incentive awards to eligible employees based on the level of achievement of financial and other performance criteria. These guide-lines place strong emphasis on corporate, division and business unit perform-ance as well as on individual performance. A short-term incentive award target will be established for each eligible employee. This target will be the difference between the estimated total cash compensation (base salary plus short-term incentive award) for comparable positions at selected peer companies and the midpoint of the salary range for the employee's salary grade. Under current guidelines, this target will then be multiplied by a performance factor which, in the case of the named executive officers, will range from 0 to 1.5 depending equally on the Corporation's return on capital employed and its earnings per share growth during the preceding year, in each case relative to that of the peer companies (selected by the Committee) during the same year. In the case of executives other than the named executive officers, the target multiplier will depend also on individual and applicable division and business unit performance. The Committee has discretion to reduce, or not grant, short-term incentive awards for any reason.

     Long-Term Incentive Program

   Long-term incentive awards may be granted by the Committee either in the form of annual grants in respect of four-year performance cycles or one-time grants of restricted stock. To permit the Corporation to qualify for a federal tax deduction for performance cycle-related long-term awards to named executive officers, the Plan provides that the maximum long-term award payable to each named executive officer is 0.2% of the average of the Corporation's net income for the four years of the performance cycle adjusted as above, except that there is no adjustment to exclude the effects of special items. As in the case of short-term incentive awards, the Committee has the discretion to reduce these maximum awards, and it intends to administer the Long-Term Incentive Program for named executive officers under guidelines similar to those applicable to the other senior employees who are eligible for such awards.

   Performance cycle-related awards are based on the performance of Mobil stock and other corporate performance measures. Each year, each employee eligible for a long-term award in respect of the four-year performance cycle beginning with that year will receive an allotment of a number of stock equivalents based on the employee's level. Over the four-year performance cycle period, dividend equivalents will be credited with respect to these allotments and will be immediately converted to additional stock equivalents. The amount of the long-term incentive award payable after the close of the four-year period is the end-of-period value of real shares equal in number to the accumulated stock equivalents multiplied by the performance factor. Under current
Committee guidelines, which are subject to change, this factor will be between 0 and 1.5, depending on the Corporation's return to shareholders (capital appreciation plus dividends) (weighted 50%), earnings per share growth (weighted 25%) and return on capital employed (weighted 25%) over the four-year period, in each case relative to results achieved by the peer companies over the same period. The Committee has discretion to reduce, or not grant, long-term incentive awards for any reason. Long-term incentive awards may be paid currently in cash, stock or restricted stock, or deferred, under current guidelines, in stock equivalents.

     The Plan authorizes the Committee to make grants of restricted stock as an additional type of long-term incentive award. The Committee presently intends to use such authority to make such grants on an extremely selective basis to recognize employees who have demonstrated potential to make a significant contribution to the long-term performance of the Corporation and to provide a retention incentive for such employees by making vesting of the restricted stock conditional on continued service for up to ten years. The maximum number of shares of restricted stock that can be subject of any grant is 10,000
(as adjusted in the case of a stock split or other change in the Corporation's capital structure), and no employee holding a prior grant of restricted stock that has not vested will be eligible to receive another grant.

     Accounts

     (a) For the purpose of accounting for allotments of stock equivalents and incentive awards deferred as to payment, the Corporation shall establish book-keeping accounts bearing the name of each affected employee. Except as provided below, each account shall be unfunded, and shall not be a trust for the benefit of the employee; the existence of such accounts shall not give any employee any rights superior to those of unsecured general creditors of the Corporation.

     (b) With respect to non-forfeitable incentive awards, payment of which is deferred, the Committee may, in its discretion, direct the Corporation:

          (i) To pay an amount equal to such award to a trustee or fiduciary in trust for the benefit of one or more employees, as the Committee may designate, with instructions to provide for the investment thereof during any period of deferment; or

          (ii) To allocate an amount equal to such award to an investment manager (who may, but need not, be an employee of the Corporation or an affiliated corporation) with instructions to provide for the investment thereof during the period of deferment either in the discretion of such manager or one or more designated investment advisors.

Stock Option Awards

     Under the Plan, the Committee may award to eligible employees options to purchase the Corporation's common stock. For U.S. employees, these options provide certain Federal income tax advantages, as described below, particularly in the case of Incentive Stock Options as defined in the Code (ISOs). The total number of options granted in any year is limited to 0.9% of the shares of common stock outstanding as of the end of the preceding year less the number of shares of restricted stock awarded, and the number of share equivalents allotted (and credited) under the long-term incentive program during the year; grants of options in any year that constitute ISOs, however, are limited to not more than 2,000,000 shares. Shares that are available but not utilized for option grants in any year will be available for option grants in later years through April 30, 1996. No person may receive options on more than 150,000 shares in any year.

     Terms and Conditions of Options

  The terms and conditions of each option granted under the Plan shall be as set forth in the instrument evidencing such option; provided that the maximum term of each option shall be for not more than ten years from the date of grant and the option price shall be not less than 100 percent of the fair market value of the shares covered thereby at the time the option is granted (but in no event less than par value). No employee can receive options covering more than 150,000 shares (as adjusted in the case of a stock split or other change in the Corporation's capital structure) in any year. Stock option awards are not transferrable other than by will or the laws of descent and distribution and may be exercised in the grantee's lifetime only by the grantee. However, the Committee is authorized to grant transferrable options if changes in the law should favor such options.

     Types of Stock Options

     Options granted under the Plan may be ISOs or non-qualified options. As described below, the U.S. tax law provides different treatment for the two types of options. The value (determined at the time of grant) of the shares covered by an ISO granted to an employee that become exercisable in any single calendar year cannot exceed $100,000 under current tax law. If, due to a change in the date when options become exercisable, this limit is exceeded, a sufficient number of ISOs (starting with the latest grant date) will be reclassified as non-qualified options in order to satisfy the limit.

     Exercise of Options

     Each option granted under the Plan shall be exercisable on such date or dates and during such period and for such number of shares as set forth in the instrument evidencing such option. A person electing to exercise an option shall give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full purchase price of the shares he or she has elected to purchase, plus any applicable withholding taxes, in cash, certified check or, if the option shall so provide, in shares of the Corporation's common stock. Until such person has been issued a certificate or certificates for the shares so purchased, he or she shall possess no rights of a record holder with respect to any of such shares.


     Forfeiture of Options

     Except as permitted (in the Committee's sole discretion) or required by the instrument evidencing any option, if an optionee shall cease to be an employee for any reason, such option shall be exercisable thereafter only to the extent of the purchase rights, if any, which have accrued as of the date of such cessation. Unless the Committee shall otherwise provide in the instrument evidencing any option, upon any such cessation of employment, such remaining rights to purchase shall in any event terminate (a) upon the expiration of the original term of the option where such cessation of employment is on account of retirement under a Corporation sponsored retirement plan on or after the employee attains age 60, on account of long-term disability, or on account of any other reason approved by the Committee or its delegate or (b) where such cessation of employment is not included in (a), the expiration of three months from the date of such cessation of employment, but in no event later than the expiration of the original term of the option.

Taxes

     Incentive Awards

 Counsel for the Corporation has advised that amounts distributed to an employee under an award are taxable to the employee for Federal income tax purposes as ordinary income in the year or years distributed or made available (and therefore deemed to be distributed for tax purposes) to the employee, whichever first occurs. If the distribution is in the form of shares of stock, the shares are valued for tax purposes on the distribution date. Deferred Incentive Awards and dividend equivalents credited in respect of deferred Incentive Awards are subject to Federal Insurance Contribution Act (Social Security and Medicare) taxes in the year in which they are earned, even if they are not paid or made available until a later date.

     Stock Option Awards

     Counsel for the Corporation has advised that under current Federal income tax regulations the holder of a nonqualified option will generally realize income only upon the exercise of such option pursuant to the terms of the plan under which the option has been granted. The amount of income recognized at such time will be measured by the difference between the option price and the fair market value of the option stock at the time of exercise. The employer will be entitled to an equal tax deduction at such time. Mobil Corporation shares received on exercise will have a tax basis equal to their fair market value on the date the option is exercised or surrendered.

  Counsel has also advised that if an optionee holds an ISO and, as provided by
Section 422 of the Code, does not dispose of the stock purchased upon the exercise of such option within two years of the date of the granting of such option or within one year of the date the stock is transferred to the optionee, the Corporation will not be entitled to a Federal income tax deduction in connection with the issuance or exercise of the option and the optionee will not realize income for Federal income tax purposes by reason of the exercise. Upon the later sale of such stock, any amount realized by the optionee in excess of the option price will be taxed as long-term capital gain. Counsel has further advised that the excess of the fair market value of the shares over the option price at the time an incentive stock option is exercised is treated as taxable income for purposes of determining the alternative minimum taxable income under Section 55 of the Code. This could expose the optionee to alternative minimum tax. Special tax rules apply to the exercise of ISOs by persons who have acquired the right to exercise by will or the laws of descent and distribution, and to certain dispositions by estates, heirs and devisees of stock acquired pursuant to such options.

 Special tax rules may apply to an acquisition of stock upon exercise of a stock option by a director or officer of the Corporation. Employees are advised to consult their tax advisors regarding the Federal, State, and local tax con-sequences of exercising or surrendering options and of selling stock received therefrom.

     Restricted Stock Awards

  Counsel for the Corporation has advised that restricted stock awarded under the Plan will generally give rise to taxable income in the year in which restrictions on the transfer of such stock lapse. The amount of taxable income at such time will be the fair market value of the stock on the date that such restrictions lapse.



Benefit Plans

  Incentive awards, awards of stock options and restricted stock awards under the Plan are discretionary and are not a part of regular salary and may not be used in determining the amount of compensation for any purpose under the benefit plans of the Corporation, or an affiliated corporation, except (1) a short-term incentive award made to an employee may be used in determining the amount of compensation for the purpose of any retirement or life insurance plan of the Corporation and its affiliated corporations to the extent provided from time to time in such plan, and (2) as the Committee may otherwise from time to time expressly provide.

Amendment, Suspension, or Termination of the Plan

  The Board may suspend the Plan or any part thereof at any time or may terminate the Plan in its entirety. Awards shall not be granted under any part of the Plan affected by a suspension, nor shall awards be granted after Plan termination. The Board may also amend the Plan from time to time, subject to certain limitations set forth in the Plan. Awards granted prior to suspension or termination of the Plan may not be canceled solely because of such suspension or termination, except with the consent of the grantee of the award.

Changes in Capital Structure

     Stock, stock equivalents, restricted stock, and the instruments evidencing options granted under the Plan shall be subject to adjustment in the event of changes in the outstanding stock of the Corporation by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolida-tions, combinations, exchanges, or other relevant changes in capitalization occurring after the date of an award to the same extent as would affect an actual share of stock issued and outstanding on the effective date of such change.

     In the event of any such change, (i) the number of shares available for the award of stock options, restricted stock or stock equivalents pursuant to the long-term incentive program for the calendar year in which such change occurs,
(ii) the maximum number of shares upon which options may thereafter be granted to any person, and (iii) the maximum number of shares of restricted stock that may thereafter be awarded to any person shall be appropriately adjusted as determined by the Board so as to reflect such change.

Effective Date and Term of the Plan

     The Plan became effective for the year 1995 upon the affirmative vote of a majority of all outstanding shares present in person or by proxy at the Annual Meeting of shareholders of the Corporation in 1995. The Plan shall continue until such time as it may be terminated by action of the Board; provided, however, the Plan, if not so terminated, shall be submitted to the shareholders of the Corporation for their approval not later than December 31, 2000. No options may be granted under the Plan subsequent to April 30, 2000.

Employee Retirement Income Security Act of 1974

   The Plan is subject to certain limited reporting and disclosure provisions of part 1 of Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA), but is not subject to the participation, vesting and benefit accrual requirements, the funding requirements, or the fiduciary provisions contained in Parts 2, 3, and 4 of Title I of ERISA. There is no intent to include in the Plan provisions that would be required if parts 2, 3, and 4 of Title I of ERISA were applicable.

Experts

     The consolidated financial statements of Mobil Corporation incorporated by reference in Mobil Corporation's Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                                        MOBIL CORPORATION
                                        1995 MOBIL INCENTIVE
                                        COMPENSATION AND
                                        STOCK OWNERSHIP PLAN


                              PROSPECTUS

A Registration Statement covering the shares of common stock, par value $2.00 per share, of Mobil Corporation issuable under the 1995 Mobil Incentive Compensation and Stock Ownership Plan, 1991 Mobil Incentive Compensation and Stock Option Plan, 1986 Mobil Incentive Compensation and Stock Option Plan, 1981 Mobil Incentive Compensation and Stock Option Plan, and 1976 Mobil Incentive Compensation Plan has been filed with the Securities and Exchange Commission, Washington, D.C. under the Securities Act of 1933, as amended.

Additional information concerning the securities offered hereby is to be found in the Registration Statement, including various exhibits thereto and financial statements included or incorporated therein, which may be inspected at the office of the Securities and Exchange Commission.



                                August 8, 1995

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3.   Incorporation of Documents by Reference

   The following documents have been filed by Mobil Corporation with the Securities and Exchange Commission (File No. 1-7555) and are incorporated herein by reference:

  Mobil Corporation's Annual Report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the year ended December 31, 1995.

 Mobil Corporation's Quarterly Reports on Form 10-Q filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarters ended March 31 and June 30, 1995.

 Mobil Corporation's Current Reports on Form 8-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 dated January 5, January 20, March 20, April 24, May 1 June 1, July 6, and July 24, 1995.

     All documents subsequently filed by Mobil Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.

   The securities covered by this Registration Statement have been registered under the Securities Exchange Act of 1934. The description of the securities in the following documents is incorporated by reference:

     Mobil Corporation's Registration Statement on Form 8-A dated May 5, 1986;

     Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Mobil Corporation dated April 25, 1986 (Exhibit
4.2 hereto);

    Certificate of Designation, Preferences and Rights of Series B ESOP Convertible Preferred Stock of Mobil Corporation dated November 22, 1989 (Exhibit 4.3 hereto).

Item 5.   Interests of Named Experts and Counsel

   Samuel H. Gillespie III Esq., General Counsel of Mobil Corporation, has given an opinion as to the legality of the securities being registered and has passed upon the references to Counsel contained under the caption Taxes.
Mr. Gillespie has an interest in certain securities of Mobil Corporation.

Item 6.   Indemnification of Directors and Officers

    Reference is made to the provision of Article VI of Mobil Corporation's by-laws, incorporated by reference to Exhibit 3(ii) filed under Form 8-K dated July 6, 1995.

     Section 145 of the General Corporation Law of Delaware, to which reference is hereby made, contains provisions for the indemnification of directors and officers on terms substantially identical to those contained in Mobil Corporation's by-laws.

     Mobil Corporation has obtained a Directors and Officers Liability insurance policy, No. NU 4439968, effective November 1, 1994, issued by National Union Fire Insurance Company, and a Corporate Fiduciary Liability Insurance Policy, No. 001FF 100846390BCA, effective 1, 1994, issued by Aetna Casualty and Surety Company, and excess insurance policies issued by various commercial underwriters pursuant to which the directors and certain officers and employees of Mobil Corporation are insured against certain liabilities they may incur in their respective capacities.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnifica-tion is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 8.   Exhibits

   An index to exhibits provided herein or incorporated by reference is included on page 20.

Item 9.   Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (a)(1)(i)and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termina-tion of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of deter-mining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, the members of the Management Compensation and Organization Committee, administrators of the 1995 Mobil Incentive Compensation and Stock Ownership Plan and of the prior Mobil Incentive Compensation and Stock Option Plans, have duly caused this Registration Statement on Form S-8 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Fairfax and Commonwealth of Virginia, on August 8, 1995.

SIGNATURE



Allen F. Jacobson, Director*



Samuel C. Johnson, Director*



Helene L. Kaplan, Director*



Charles S. Sanford, Jr., Director*



Robert G. Schwartz, Director*




     /s/ Caroline M. Devine
*By _____________________________
     Caroline M. Devine
     Attorney-in-Fact

                                SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, and the Commonwealth of Virginia, on this 8th day of August, 1995.

                                   Mobil Corporation
                                      /s/ Caroline M. Devine
                                   By _____________________
                                        Caroline M. Devine
                                        Secretary

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, this 8th day of August, 1995 in the city of Fairfax and Commonwealth of Virginia.

     Signature                Title

PRINCIPAL EXECUTIVE OFFICER   Chairman of the Board and Chief Executive
Lucio A. Noto*                Officer


PRINCIPAL FINANCIAL OFFICER   Senior Vice President and Chief Financial
Thomas C. DeLoach, Jr.*       Officer


PRINCIPAL ACCOUNTING OFFICER  Controller
Robert C. Musser*

Lewis M. Branscomb*           Director

Donald V. Fites*              Director

Charles A. Heimbold, Jr.*     Director

Paul J. Hoenmans*             Director

Allen F. Jacobson*            Director

Samuel C. Johnson*            Director

Helene L. Kaplan*             Director

J. Richard Munro*             Director

Aulana L. Peters*             Director

Eugene A. Renna*              Director

Charles S. Sanford, Jr.*      Director

Robert G. Schwartz*           Director

Robert O. Swanson*            Director


     /s/Caroline M. Devine
*By ________________________
     Caroline M. Devine
     Attorney-in-Fact

                               EXHIBIT INDEX

EXHIBIT                                   SUBMISSION MEDIA

4.1  Certificate of Incorporation        Incorporated by reference to
     Mobil Corporation                   Exhibit 3-1(i) to the Registration
                                         Statement on Form S-3 (SEC
                                         File No. 33-32651), filed under
                                         Form SE dated December 14, 1989.

4.2  Certificate of Designation,         Incorporated by reference to
     Preferences and Rights of           Exhibit 3-1(ii) to the
     Series A Junior Participating       Registration Statement on Form S-3
     Preferred Stock of Mobil            (SEC File No. 33-32651), filed
     Corporation dated April 25, 1986.   under Form SE dated December 14,
                                         1989.

4.3  Certificate of Designation,         Incorporated by reference to
     Preferences and Rights of Series    Exhibit 3(ii) to the Registration
     B ESOP Convertible Preferred        Statement on Form S-3 (SEC File
     Stock of Mobil Corporation          No. 33-32651), filed under Form SE
     dated November 22, 1989.            dated December 14, 1989.

4.4  By-laws of Mobil Corporation.       Incorporated by reference to
                                         Exhibit 3(ii) filed under Form 8-K
                                         dated July 6, 1995.

5.   Opinion of counsel as to legality   Electronic
     of securities to be registered.

23.1 Consent of Independent Public       Electronic
     Accountants.

23.2 Consent of Counsel                  Included in Exhibit 5.

24.1 Power of attorney, dated            Electronic
     July 28, 1995.

24.2 Certified copy of Board of          Electronic
     Directors resolution authorizing
     signature by officers pursuant
     to power of attorney.

99.  1995 Mobil Incentive Compensation   Incorporated by reference to
     and Stock Ownership Plan            Definitive Proxy Statement filed
                                         March 20, 1995.